UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 13, 2017

COACH, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On September 13, 2017, Coach, Inc. (the “Company”) entered into a Sublease (the “Sublease”), as sublandlord, with The Guardian Life Insurance Company of America, a New York mutual insurance company (“Guardian”), as subtenant, pursuant to which the Company has agreed to sublease to Guardian three floors of the Company’s leased space at 10 Hudson Yards, New York, New York, consisting of approximately 148,318 square feet of office space (the “Premises”).  Pursuant to the terms of the existing lease from Legacy Yards Tenant LP (the “Landlord”) to the Company, the Landlord has delivered its consent to the Sublease.  The term of the Sublease expires on June 29, 2036 (the “Expiration Date”).

The rent commencement date under the Sublease is estimated to occur on February 1, 2019.  Under the terms of the sublease, and assuming a rent commencement date of February 1, 2019, Guardian has agreed to pay monthly base rent to the Company of approximately $790,000 from March 1, 2019 through June 30, 2019 and monthly base rent ranging from approximately $1.1 million to $1.3 million depending on the period from July 1, 2019 through the Expiration Date.

In addition to monthly base rent, Guardian has agreed to pay to the Company Guardian’s proportionate share of increases in payments in lieu of taxes and taxes over the tax year commencing July 1, 2019, as well as Guardian’s proportionate share of increases in operating expenses over the operating year commencing January 1, 2019.  Subject to certain customary conditions set forth in the Sublease, including delivery of invoices, certifications and lien waivers, and absence of a default by Guardian under the Sublease, the Company has agreed to reimburse Guardian for certain subtenant improvements in an amount equal to $80.00 per rentable square foot, or approximately $11.9 million in the aggregate, subject to a deduction equal to $10.00 per rentable square foot, or approximately $1.5 million in the aggregate, for work previously performed by or on behalf of the Company.

The foregoing description of the Sublease is not complete and is qualified in its entirety by reference to the terms of the Sublease, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

 Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this current report:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Sublease, dated as of September 13, 2017 between Coach, Inc. and The Guardian Life Insurance Company of America, a New York mutual insurance company,

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coach, Inc.
Date: September 14, 2017	By:	/s/ Nancy Axilrod
Nancy Axilrod
General Counsel & Assistant Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Sublease, dated as of September 13, 2017 between Coach, Inc. and The Guardian Life Insurance Company of America, a New York mutual insurance company,